UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 15, 2008

Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In connection with a decision by Advanta Corp. (the “Company”) to move forward with certain outsourcing initiatives that it had previously been exploring on a pilot basis, on April 15, 2008 Advanta Bank Corp. (the “Bank”), a Utah industrial bank that is a wholly owned subsidiary of the Company, amended the Master Services Agreement with Genpact International, Inc., formerly Genpact International LLC (the “Supplier”), dated March 15, 2007 (as amended, the “Master Services Agreement”) that it had been operating under for the trial period of the pilot programs. Effective as of April 15, 2008, pursuant to the Master Services Agreement, the Bank has engaged Supplier to provide business process outsourcing services for certain business processes within the areas of: information technology, customer service, collections and accounting and finance. Supplier will provide the services from locations in India. The specific services are governed by separate Statements of Work (“SOWs”) describing the scope and requirements for the specific business processes and services. The Bank and Supplier may enter into additional SOWs under the Master Services Agreement for different or additional business processes in the future. In general, the Master Services Agreement and SOWs provide that the fees paid by the Bank shall be calculated on an hourly rate that varies depending on the services being provided. The SOWs also include performance standards and minimum service levels that vary depending on the services being provided.
     The initial term of the Master Services Agreement expires on February 11, 2010, unless renewed in accordance with its terms. If the Master Services Agreement is not terminated in accordance with its terms on or before February 11, 2010, it provides for automatic renewal for two successive one year periods. The Bank has the right to terminate either the Master Services Agreement in its entirety or individual SOWs. In the event that the Bank exercises its right to early termination, either in whole or in part, the Bank may be subject to a termination fee. The maximum termination fee that the Bank could be subject to under the various early termination scenarios would be equal to 60% of the then current monthly fee for the services being terminated and multiplying that amount by six. Supplier’s right to early terminate the Master Services Agreement is limited to circumstances involving the Bank’s failure to make payments when due or the occurrence of other specified events that are beyond either party’s control. Upon expiration or termination of the Master Services Agreement and any or all SOWs, Supplier is obligated to provide transition support services to the Bank for a period up to a maximum of eighteen months.
     This description of the Master Services Agreement and the SOWs is qualified in its entirety by the Master Services Agreement and SOWs which the Company expects to file with the SEC as an exhibit to a subsequent periodic report in accordance with applicable requirements, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)
Date: April 21, 2008
	By:	/s/ Elizabeth H. Mai
Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel